Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler	212-554-5469
Kate Blute – Director of Investor and Public Relations	Paul Henning	212-554-5462
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces Acquisition that Adds

Services in Oregon, Colorado and Nevada

TUCSON, ARIZONA – August 22, 2005 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it has acquired 100% of the outstanding equity of Maple Star Nevada, a Nevada corporation, and Maple Services LLC, a Colorado limited liability corporation. Maple Star Nevada provides therapeutic foster care services in several Nevada locations and Maple Services LLC is a for-profit management company that provides management services to Oregon and Colorado not-for-profit providers of foster care services. This acquisition is effective August 1, 2005.

The purchase price for the two for-profit entities was $8.4 million, which was funded from the Company’s recently expanded credit facilities. The Providence Service Corporation may make an earnout payment as well, based on certain factors relating to the for-profit entities. The potential earnout payment is capped at $2 million. Blank Rome LLP represented Providence in connection with the acquisition.

On an annual basis, the acquisition is expected to add approximately $5.5 million in revenue. Consequently, Providence Service Corporation has raised its 2005 revenue guidance and currently expects $137 million of revenue. This is an increase from guidance of $135 million of revenue as stated in the Company’s press release dated August 9, 2005. While the acquisition is expected to be accretive to earnings by approximately $0.02 per diluted share in 2006, due to estimated debt service costs the Company does not expect any material impact to expected diluted earnings per share of $0.99 in 2005.

“We continue to pursue strategic and accretive acquisitions that target new geographic markets and expand our service offerings,” said Fletcher McCusker, Chairman and CEO. “This acquisition, which was at the high end of our stated guidelines of acquiring companies at between four and six times trailing EBITDA, gives us inroads into two new states, Colorado and Oregon, and broadens our existing business in Nevada into foster care services.”

Mr. McCusker added, “Like many of our states, Oregon has faced severe financial realities. In fact, we entered California under similar dynamics and hope to become part of the solution in Oregon as well. Colorado foster care initiatives also fit nicely with our continuum

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation

of services and are designed to reduce higher level care, provide prevention to violence and seek permanent placement. Finally in Nevada, Governor Guinn just released initiatives to improve child welfare services and better match services to client needs. Our acquisition of Maple Star Nevada opens a number of Nevada counties beyond our current Las Vegas presence. This is a strategic acquisition, giving us incumbency in crucial states from which we believe we can grow our business.”

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 331 government contracts in 21 states and the District of Columbia as of June 30, 2005.

Certain statements herein, such as any statements about Providence’s confidence, strategies or guidance or its expectations about revenues, results of operations, profitability, per share information, contracts, growth or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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